CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information, both included in Post-Effective Amendment Number 42 to the Registration Statement (Form N-1A, No.2-80859) of Touchstone Strategic Trust and to the use of our reports dated May 22, 2000 and February 16, 2000 incorporated therein.


                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP

Cincinnati, Ohio
July 25, 2000